Exhibit 99.1

Tesoro Logistics LP Announces Public Offering of 6,300,000 Common Units

SAN ANTONIO, TX - November 18, 2013- Tesoro Logistics LP (NYSE:TLLP) (the “Partnership” or “TLLP”) today announced the commencement of a registered underwritten public offering of 6,300,000 common units representing limited partner interests in the Partnership. In connection with the offering, the Partnership will grant the underwriters a 30-day option to purchase up to an additional 945,000 common units.

The Partnership expects to use net proceeds from the offering, including any net proceeds received from an exercise of the underwriters’ option to purchase additional common units, to fund a portion of the cash consideration for the Partnership’s announced acquisition of the majority of the remaining logistics assets (the “Los Angeles Logistics Assets”), which were owned by a subsidiary of Tesoro Corporation. The Los Angeles Logistics Assets consist of two marine terminals, a marine storage terminal, a products terminal, a petroleum coke handling and storage facility, over 100 miles of active crude oil and refined products pipelines and certain related assets and properties.

The closing of the acquisition of the Los Angeles Logistics Assets is not conditioned on the closing of the offering, and the offering is not conditioned on the closing of the acquisition of the Los Angeles Logistics Assets. If the acquisition of the Los Angeles Logistics Assets is not consummated for any reason, the Partnership may use the net proceeds from the offering for general partnership purposes, including future acquisitions and capital program expenditures.

Morgan Stanley, RBC Capital Markets, Deutsche Bank Securities, BofA Merrill Lynch and UBS Investment Bank are acting as joint book-running managers for the offering. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by sending a request to:

Morgan Stanley
Attention: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014

RBC Capital Markets
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 10th Floor
New York, NY 10281-8098
Telephone: (877) 822-4089

Deutsche Bank Securities
Attention: Prospectus Group
60 Wall Street
New York, NY 10005
Telephone: (800) 503-4611
Email: prospectus.cpdg@db.com

BofA Merrill Lynch
Attention: Prospectus Department
222 Broadway
New York, NY 10038
Email: dg.prospectus_requests@baml.com

UBS Investment Bank
Attention: Prospectus Dept.
299 Park Avenue
New York, NY 10171
Telephone: (888) 827-7275

You may also obtain these documents for free when they are available from the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “'plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Partnership’s Annual Report on Form 10-K filed on February 28, 2013 and Quarterly Reports on Form 10-Q filed on May 8, 2013, August 7, 2013 and November12, 2013. All forward-looking statements attributable to the Partnership or persons acting on the Partnership’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Partnership’s view only as of the date of this press release. The Partnership undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investors:
Chris Castro, Manager, Investor Relations, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702